PRESS RELEASE

FIRST CAPITAL, INC. ANNOUNCES DATE OF ANNUAL MEETING

Friday December 31, 8:00 am ET

CORYDON, Ind.--(BUSINESS WIRE)--Dec. 31, 2004--First Capital, Inc. (Nasdaq:FCAP
- News) announced December 20, 2004, that its annual meeting of stockholders will be held on April 20, 2005. First Capital, Inc. is the holding company for First Harrison Bank. First Harrison currently operates twelve full service offices in the Indiana communities of Corydon (2), Palmyra, New Salisbury, Crandall, Georgetown, Hardinsburg, Greenville, New Albany (2), Floyds Knobs and Jeffersonville which provide deposit and lending services to customers in southeastern Indiana. First Harrison also offers online banking and electronic bill payments by accessing the Bank website at www.firstharrison.com.
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CONTACT:

     First Capital, Inc.
     M. Chris Frederick, 812-738-2198, ext. 234